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                                                                    EXHIBIT 10.5

     March 23, 1999



     Mr. Edwin L. Ryder
     Senior Vice President - Finance and Administration
     Hooker Furniture Corporation
     Post Office Box 4708
     Martinsville, VA  24112

     Dear Larry:

          Branch Banking and Trust Company ("Bank") is pleased to renew its formal line of credit in the amount of $15,000,000 to accommodate the issuance of Letters of Credit on behalf of Hooker Furniture Corporation. Terms and conditions of this commitment are as follows:

     Borrower:      The Borrower shall be Hooker Furniture Corporation.
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     Purpose:       The line of credit shall be used exclusively for the
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                    issuance of Commercial Letters of Credit as required in
                    normal operations.

     Amount:        The maximum amount of this line of credit shall be Fifteen
     ------
                    Million Dollars ($15,000,000.00).


     Term:          This commitment shall be outstanding until March 31,
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                    2000, at which time it will expire and be subject to review.
                    All Letters of Credit issued under this line shall remain in force until their respective dates of expiration .

     Advances/
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     Repayment:     Each Letter of Credit will be issued under the $15,000,000
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                    Promissory Note that was previously executed by Borrower.
                    Any advance of funds by BB&T resulting from the issuance of Letters of Credit shall be repayable upon demand.

     Interest
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     Rate:          The promissory Note backing Letters of Credit issued under
     ----
                    this line shall bear interest at BB&T's Prime Rate adjusted daily as prime changes.

     Collateral:    Unsecured.
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     Fees:          Hooker Furniture Corporation and BB&T International Services
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                    Division shall agree upon all fees.

     Financial
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     Reporting:     The borrower shall furnish to BB&T an audited Annual Report
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                    within 60 days of each fiscal year end and quarterly
                    unaudited financial statements within 45 days of each fiscal quarter end.
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     Other:         The borrower must at all times maintain a financial
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                    condition satisfactory to BB&T, including no events of
                    default with other lenders. Any such event of default, notice of which must be given to BB&T immediately, constitutes and event of default under this commitment.


          Larry, we sincerely appreciate your business and look forward to continuing our mutually beneficial relationship with Hooker Furniture. If the terms of our commitment described above are acceptable, please indicate by signing, dating, and returning the original of this letter to my attention before April 1, 1999.

          Thank you for your immediate attention to this matter. If you have any questions or concerns, please give me a call at 336-733-3259.

     Sincerely,

     /s/ Cory Boyte

     Cory Boyte
     Vice President



     Accepted this 26th day of March, 1999


     HOOKER FURNITURE CORPORATION

     By: /s/ Edwin L. Ryder
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     Title: Sr. VP Finance & Administration
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